Exhibit 99.1

The Beachbody Company, Inc. Announces First Quarter 2022 Financial Results

First Quarter Results Exceed Guidance

Strong Growth Compared to 2019 Pre-COVID Baseline: Total Digital and Nutritional Subscriptions

+35%, Average Digital Retention +60BPS, Total Streams +44%, DAU/MAU +200BPS

El Segundo, Calif. (May 9, 2022) – The Beachbody Company, Inc. (NYSE: BODY) (“Beachbody” or the “Company”), a leading subscription health and wellness company, today announced financial results for its first quarter ended March 31, 2022.

“We were pleased to deliver top-and-bottom line results in the first quarter that were ahead of our guidance. This momentum, coupled with a positive response to new launches, demonstrates our ability to quickly create demand through compelling content as well as the power of our synergistic approach that combines digital fitness, nutrition and community within a single ecosystem,” said Carl Daikeler, Beachbody’s Co-Founder, Chairman, and Chief Executive Officer. “Our performance in a dynamic environment also reflects the resilience and agility of our content-driven business. With a steady cadence of exciting content launches throughout 2022, and a focus on disciplined marketing and efficient customer acquisition, we expect to not only drive revenue, but also further enhance our operating metrics. We remain on track to deliver significant cost savings this year as we implement our One Brand strategy and other organizational efficiencies.”

First Quarter 2022 Results

•	Total revenue was $198.9 million, a 12% decrease compared to 2021 and a 6% decrease compared to 2019

•	Digital revenue was $81.7 million, a 14% decrease compared to 2021

•	Digital subscriptions were 2.46 million, a 10% decrease compared to 2021 and a 48% increase compared to 2019

•	95.6% month-over-month average digital retention, a 20-basis point decrease compared to 2021 and a 60-basis point increase compared to 2019

•	38.2 million total streams, a 32% decrease compared to 2021, and a 44% increase compared to 2019

•	31.6% DAU/MAU, a 350-basis point decrease compared to 2021, and a 200-basis point increase compared to 2019

•	Connected Fitness revenue was $19.5 million, compared to none in 2021, which preceded the Myx Fitness acquisition

•	Approximately 16,600 bikes delivered in the first quarter

•	On a pre-merger basis, Connected Fitness revenue was $14.7 million in Q1 2021, with approximately 11,900 bikes delivered

•	Nutrition and Other revenue was $97.7 million, a 25% decrease compared to 2021

•	Nutritional subscriptions were 0.30 million, compared to 0.42 million in 2021 and 0.38 million in 2019

•	Net loss was $73.5 million, compared to a net loss of $30.1 million in 2021 and net income of $7.5 million in 2019

•	Adjusted EBITDA[1] was ($19.1) million, compared to ($11.7) million in 2021 and $22.0 million in 2019

[1]	A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Key Operational and Business Metrics

	For the Three Months Ended March 31,

	2022	2021	Change v 2021	2019	Change v 2019 Pre-Covid Baseline
Connected Fitness Units Delivered (in thousands)	16.6	0.0	NM	0.0	NM
Digital Subscriptions (in millions)	2.46	2.74	(10%)	1.66	48%
Nutritional Subscriptions (in millions)	0.30	0.42	(29%)	0.38	(21%)
Total Subscriptions	2.76	3.16	(13%)	2.04	35%

Average Digital Retention	95.6%	95.8%	(20bps)	95.0%	60bps
Total Streams (in millions)	38.2	56.0	(32%)	26.5	44%
DAU/MAU	31.6%	35.1%	(350bps)	29.6%	200bps

Digital	$81.7	$95.1	(14%)	$66.0	24%
Connected Fitness	$19.5	$0.0	NM	$0.0	NM
Nutrition & other	$97.7	$131.1	(25%)	$145.0	(33%)
Revenue (in millions)	$198.9	$226.2	(12%)	$211.0	(6%)
Net Income/(Loss) (in millions)	($73.5)	($30.1)	(144%)	$7.5	(1,080%)
Adjusted EBITDA (in millions)	($19.1)	($11.7)	(63%)	$22.0	(187%)

2022 Financial Outlook 2

During fiscal 2022, the Company expects to realize a combined Adjusted EBITDA loss improvement and capex reduction of approximately $120 million, $10 million more than previous guidance, compared to 2021.

For the second quarter of 2022 the Company expects:

•	Total revenue of $175 million to $185 million

•	Adjusted EBITDA loss of $7 million to $12 million

[2]	Net loss guidance is not reasonably available due to potential changes in matters that we cannot forecast at this time.

Conference Call and Webcast Information

Beachbody will host a conference call at 5:00pm ET on Monday, May 9, 2022 to discuss its financial results. To participate in the live call, please dial (844) 200-6205 (U.S. & Canada), or (646) 904-5544 (all other locations) and provide the conference identification number: 442851. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until May 16, 2022 by dialing (866) 813-9403 (U.S & Canada), or (929) 458-6194 (all other locations). The replay passcode is 667125.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About The Beachbody Company, Inc.

Headquartered in Southern California, Beachbody is a leading digital fitness and nutrition subscription company with over two decades of creating innovative content and powerful brands. The Beachbody Company is the parent company of the Beachbody On Demand streaming platform (BOD) including its live digital streaming subscription BODi, and the Beachbody Bike powered by MYXfitness, the Company’s connected indoor bike. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release contains “forward-looking” statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are statements other than historical fact or in the future tense. These statements include but are not limited to statements regarding our future performance and our market opportunity, including expected financial results for the first quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 1, 2022 and quarterly reports on Form 10-Q, which are available on the Investor Relations page of the Beachbody website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share data)

	March 31, 2022	December 31, 2021

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$63,426	$104,054
Restricted cash	—	3,000
Inventory, net	99,993	132,730
Prepaid expenses	16,154	15,861
Other current assets	40,975	43,727

Total current assets	220,548	299,372
Property and equipment, net	102,978	113,098
Content assets, net	39,749	39,347
Goodwill and intangible assets, net	166,947	171,533
Other assets	13,972	14,262

Total assets	$544,194	$637,612

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,626	$48,379
Accrued expenses	69,897	74,525
Deferred revenue	108,977	107,095
Other current liabilities	5,785	6,233

Total current liabilities	210,285	236,232
Deferred tax liabilities	2,382	3,165
Other liabilities	13,300	12,830

Total liabilities	225,967	252,227
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 169,465,971 and 168,333,463 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively;	17	17
Class X: 141,250,310 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively;	14	14
Class C: no shares issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	616,905	610,418
Accumulated other comprehensive loss	(133)	(21)
Accumulated deficit	(298,576)	(225,043)

Total stockholders’ equity	318,227	385,385

Total liabilities and stockholders’ equity	$544,194	$637,612

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Revenue:
Digital	$81,745	$95,150
Connected fitness	19,513	—
Nutrition and other	97,664	131,069

Total revenue	198,922	226,219

Cost of revenue:
Digital	16,425	11,122
Connected fitness	44,706	—
Nutrition and other	44,774	56,995

Total cost of revenue	105,905	68,117

Gross profit	93,017	158,102
Operating expenses:
Selling and marketing	106,444	144,696
Enterprise technology and development	33,697	27,089
General and administrative	20,073	17,946
Restructuring	7,223	—

Total operating expenses	167,437	189,731

Operating loss	(74,420)	(31,629)
Other income (expense):
Change in fair value of warrant liabilities	264	—
Interest expense	(19)	(123)
Other income (expense), net	(64)	1,299

Loss before income taxes	(74,239)	(30,453)
Income tax benefit	706	395

Net loss	($73,533)	($30,058)

Net loss per common share, basic and diluted	($0.24)	($0.12)

Weighted-average common shares outstanding, basic and diluted	306,363	243,013

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	($73,533)	($30,058)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	21,587	13,726
Amortization of content assets	6,164	2,817
Provision for inventory and net realizable value adjustment	16,896	2,040
Realized losses on hedging derivative financial instruments	69	167
Gain on investment in convertible instrument	—	(1,379)
Change in fair value of warrant liabilities	(264)	—
Equity-based compensation	4,564	2,573
Deferred income taxes	(808)	(528)
Other non-cash items	91	—
Changes in operating assets and liabilities:
Inventory	15,887	(2,321)
Content assets	(6,448)	(7,425)
Prepaid expenses	(293)	(2,139)
Other assets	2,895	(8,476)
Accounts payable	(20,752)	7,137
Accrued expenses	(1,386)	6,136
Deferred revenue	2,370	9,224
Other liabilities	(410)	(374)

Net cash used in operating activities	(33,371)	(8,880)

Cash flows from investing activities:
Purchase of property and equipment	(12,403)	(13,299)
Investment in convertible instrument	—	(5,000)

Net cash used in investing activities	(12,403)	(18,299)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,115	—
Remittance of taxes withheld from employee stock awards	(192)	—
Borrowings under Credit Facility	—	20,000
Deferred financing costs	—	(2,242)

Net cash provided by financing activities	1,923	17,758

Effect of exchange rates on cash	223	243
Net decrease in cash and cash equivalents	(43,628)	(9,178)
Cash, cash equivalents and restricted cash, beginning of period	107,054	56,827

Cash and cash equivalents, end of period	$63,426	$47,649

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$10	$58
Cash paid during the year for income taxes, net	32	16
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$4,225	$6,196
Supplemental disclosure of noncash financing activities:
Deferred financing costs, accrued but not paid	—	$3,812

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, net realizable value adjustment, transaction costs, restructuring expense, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net loss can be found below:

(in thousands)	Three Months Ended March 31,
	2022	2021
Net loss	($73,533)	($30,058)
Adjusted for:
Depreciation and amortization	21,587	13,726
Amortization of capitalized cloud computing implementation costs	168	168
Amortization of content assets	6,164	2,817
Interest expense	19	123
Income tax benefit	(706)	(395)
Equity-based compensation	4,564	2,573
Inventory net realizable value adjustment (1)	14,934	—
Transaction costs	2	633
Restructuring and platform consolidation costs (2)	7,887	—
Change in fair value of warrant liabilities	(264)	—
Non-operating (3)	70	(1,331)

Adjusted EBITDA	($19,108)	($11,744)

(1)

Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment is included because of its unusual magnitude due to disruptions in the connected fitness market.

(2)	Includes restructuring expense and non-recurring personnel costs associated with the consolidation of our digital platforms.
(3)	Includes interest income, and during the three months ended March 31, 2021, also includes the gain on investment on the Myx convertible instrument.

Source: The Beachbody Company, Inc.

Media

Madeleine O’Hagan

madeleine.ohagan@teneo.com

Investor Relations

Edward Plank

eplank@beachbody.com